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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-95933, 333-95279, and 333-87553) of Critical
Path, Inc. of our report dated March 9, 2000 relating to the consolidated financial statements of ISOCOR, and of our report dated March 7, 2000, except as to the second paragraph of Note 10 which is as of March 16, 2000 relating to the financial statements of RemarQ Communities, Inc., each of which appears in this Current Report on Form 8-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
March 24, 2000